SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




      Date of report (Date of earliest event reported): October 1, 2004

                        Biggest Little Investments L.P.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                     0-16856                 13-3368726
--------------------------    ----------------------    ---------------------
(State or other jurisdic-    (Commission File Number)   (IRS Employer Identi-
 tion of incorporation or                                   fication No.)
     organization)



      1175 West Moana Lane
          Reno, Nevada                                           89509
--------------------------------                         --------------------
(Address of principal executive                                (Zip Code)
           offices)

                                (775) 825-3355
             ---------------------------------------------------
             (Registrant's telephone number, including area code)


             ---------------------------------------------------
         (Former name or former address, if changed since last report)



ITEM 1.02.  Termination of a Material Definitive Agreement.

     On October 1, 2004, Biggest Little Investments L.P., a Delaware limited partnership (the "Partnership"), was notified by Smith?s Food King (?Smith?s?), a supermarket retail chain and tenant at the Partnership?s Sierra Marketplace Shopping Center (the ?Sierra Property?), that Smith?s will vacate its leased space on October 12, 2004. Smith?s has been leasing a 68,972 square-foot space at the Sierra Property, representing approximately 32.4% of the Sierra Property?s rentable square footage. Smith?s is contractually obligated to continue paying rent and common area maintenance charges through expiration of its lease agreement in August 2008. On April 12, 2004, the Partnership took legal action to collect from Smith?s as it is currently in default of its obligation in payment of common area charges and other covenants of its lease. The case is still ongoing.











































                                     -2-



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 4th day of October, 2004.


                                Biggest Little Investments L.P.

                                By:  Maxum LLC
                                     Its General Partner


                                     By:  /s/ Ben Farahi
                                     -------------------
                                              Ben Farahi
                                              Manager








































                                     -3-




6